Exhibit 99.1

NII HOLDINGS REPORTS 2018 FIRST QUARTER RESULTS

•	3G/4G net subscriber additions of 92,900 and 3G/4G churn of 2.37%

•	Highest level of 3G/4G net adds in over two years and lowest level of 3G/4G churn in over three years

•	Ended first quarter 2018 with 3.0 million 3G/4G subscribers, a 5% increase year-over-year

•	Operating revenues of $181 million

•	3G/4G operating revenue increased from fourth quarter 2017

•	Operating loss of $14 million

•	Adjusted operating loss before depreciation and amortization (adjusted OIBDA loss) of $8 million

•	Quarter-end unrestricted cash and short-term investments of $187 million and $110 million of cash held in escrow

RESTON, Va., May 8, 2018 - NII Holdings, Inc. [NASDAQ: NIHD] today announced its financial results for the first quarter of 2018. For the quarter, the Company generated consolidated operating revenues of $181 million, a consolidated operating loss of $14 million and consolidated adjusted OIBDA loss of $8 million. The Company’s consolidated adjusted OIBDA excludes the impact of non-cash asset impairments, restructuring charges and other unusual items. Capital expenditures were $8 million for the quarter.

For the first quarter of 2018, Nextel Brazil reported a significant improvement in its 3G/4G subscriber results, with 92,900 net subscriber additions, a 66,100 subscriber increase compared to the fourth quarter of 2017 and the highest level of 3G/4G net adds in over two years. In addition, 3G/4G churn for the first quarter was 2.37%, a 110-basis point decrease compared to the fourth quarter of 2017 and the lowest level of 3G/4G churn in over three years. Subscriber migrations from its iDEN network to its 3G/4G network were 34,800, an 11,300 subscriber increase compared to the fourth quarter of 2017.

“We were pleased with our subscriber results this quarter. Through our continuing efforts to provide the best experience to our customers, we were able to further reduce 3G/4G churn to 2.37%, resulting in 93 thousand 3G/4G net adds for the quarter,” said Roberto Rittes, Chief Executive Officer of Nextel Brazil. “Many of our key performance indicators continued to improve, including our net promoter score, which, according to our own research, increased to 33 points as of April, tied for the highest level among mobile operators in Brazil. In terms of our financial results, we managed to limit our adjusted OIBDA loss to $8 million for the first quarter. Looking ahead, we will continue to focus on generating healthy subscriber growth on our 3G/4G platform. We expect the shutdown of our iDEN network in the second quarter will have some impact on our results, but we remain on track to meet our guidance for the year.”
For the first quarter, Nextel Brazil's average monthly service revenue per subscriber (ARPU) was $17, cost per gross addition (CPGA) was $77 and cash cost per user (CCPU) was $16.

At quarter-end, NII Holdings' sources of funding totaled $297 million, including $187 million of unrestricted cash and short-term investments and $110 million of cash held in escrow to secure indemnification obligations in connection with the sale of Nextel Mexico.

“Our first quarter results marked a turning point for us in several ways. We returned to total subscriber growth for the first time in over two years and grew 3G/4G revenues for the first time in four quarters,” said Dan Freiman, Chief Financial Officer of NII Holdings. “While growth is important, we are continuing to looks for ways to reduce costs across the Company without impacting our ability to deliver high quality customer service.”

On January 1, 2018, the Company implemented Accounting Standards Codification No. 606, "Revenue from Contracts with Customers," which reduced the Company's operating revenue and selling, general and administrative expenses for the first quarter of 2018 by $4 million and $6 million, respectively.

Additional details regarding the Company’s results, including a more detailed explanation on local currency operating metrics, are included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2018 that was filed with the Securities and Exchange Commission today. Additional operational and financial details, including a quarterly earnings presentation, are also available under the Company's Investor Relations link at www.nii.com.

In addition to the financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release and in the attached financial tables, NII Holdings has presented consolidated adjusted OIBDA, as well as Nextel Brazil's ARPU, CCPU and CPGA. These measures are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial tables. To view these and other reconciliations of non-GAAP financial measures that the Company uses, visit the investor relations link at www.nii.com.

About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Virginia, is a provider of mobile communication services for individual consumers who use our services to meet both professional and personal needs in Brazil. NII Holdings, operating under the Nextel brand, offers fully integrated wireless communication tools with digital cellular voice services, data services, international voice and data roaming services and other value-added services. Visit NII Holdings' website at www.nii.com.
Nextel, the Nextel logo and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
Visit NII Holdings' news room for news and to access our market's news center: nii.com/newsroom.

Safe Harbor Statement
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the business and economic outlook, future performance, as well as other statements that are not historical facts, are forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, the Company’s ability to fund the business and meet its business plans, customer growth and retention, pricing, network usage, operating costs, the timing of various events, ice group's minority ownership in the Company, the economic and regulatory environment and the foreign currency exchange rates that will prevail during the remainder of 2018. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to: the impact of liquidity constraints, including the inability to access escrowed funds when expected, the impact of more intense competitive conditions and changes in economic conditions in Brazil, the performance of the Company’s networks, the Company’s ability to provide services that customers want or need, the Company’s ability to execute its business plan, and the additional risks and uncertainties that are described in NII Holdings' Annual Report on Form 10-K for the year ended December 31, 2017, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information herein.

Media Contacts:

NII Holdings, Inc.
12110 Sunset Hills Road, Suite 600
Reston, Virginia 20190
(703) 390-5100
www.nii.com

Investor and Media Relations: Dan Freiman
(703) 547-5209
dan.freiman@nii.com

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017
(in millions, except per share amounts)

	Three Months Ended March 31,	Three Months Ended March 31,
	2018	2017
	(unaudited)

Operating revenues Service and other revenues	$176.0	$243.5
Handset and accessory revenues	5.0	7.5
	181.0	251.0
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	88.9	102.7
Cost of handsets and accessories	9.1	8.7
Selling, general and administrative	90.9	134.5
Impairment, restructuring and other (benefits) charges, net	(1.8)	71.9
Depreciation	4.8	8.9
Amortization	3.6	4.1
	195.5	330.8
Operating loss	(14.5)	(79.8)
Other (expense) income Interest expense, net	(26.6)	(31.6)
Interest income	5.4	9.1
Foreign currency transaction (losses) gains, net	(1.2)	11.4
Other expense, net	(6.3)	(1.8)
	(28.7)	(12.9)
Loss from continuing operations before income taxes	(43.2)	(92.7)
Income taxes	—	—
Net loss from continuing operations	(43.2)	(92.7)
Net loss from discontinued operations, net of income taxes	(0.1)	—
Net loss	(43.3)	(92.7)
Net loss attributable to noncontrolling interest	(11.6)	—
Net loss attributable to NII Holdings	$(31.7)	$(92.7)

Net loss from continuing operations per common share, basic and diluted	$(0.43)	$(0.92)
Net loss from discontinued operations per common share, basic and diluted	—	—
Net loss per common share, basic and diluted	$(0.43)	$(0.92)

Weighted average number of common shares outstanding, basic and diluted	100.4	100.3

CONSOLIDATED BALANCE SHEETS
(in millions, except par values)

	March 31, 2018	December 31, 2017
	(unaudited)

ASSETS
Current assets
Cash and cash equivalents	$136.3	$193.9
Short-term investments	50.3	16.7
Accounts receivable, net of allowance for doubtful accounts of $31.5 and $42.0	109.5	106.7
Handset and accessory inventory	5.0	3.1
Prepaid expenses and other	237.0	254.5
Total current assets	538.1	574.9
Property, plant and equipment, net	119.8	117.3
Intangible assets, net	206.8	194.7
Other assets	256.8	218.2
Total assets	$1,121.5	$1,105.1
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$51.3	$42.3
Accrued expenses and other	309.3	308.1
Current portion of long-term debt	5.8	8.0
Total current liabilities	366.4	358.4
Long-term debt	639.6	647.7
Other long-term liabilities	229.1	220.9
Total liabilities	1,235.1	1,227.0
Stockholders’ deficit
Undesignated preferred stock, par value $0.001, 10.0 shares authorized, no shares issued or outstanding	—	—
Common stock, par value $0.001, 140.0 shares authorized, 100.4 shares issued and outstanding — 2018 and 2017	0.1	0.1
Paid-in capital	2,139.9	2,139.3
Accumulated deficit	(2,133.4)	(2,135.8)
Accumulated other comprehensive loss	(45.3)	(46.9)
Total stockholders’ deficit	(38.7)	(43.3)
Noncontrolling interest	(74.9)	(78.6)
Total deficit	(113.6)	(121.9)
Total liabilities and stockholders’ deficit	$1,121.5	$1,105.1

CONSOLIDATED CASH FLOW DATA
(in millions)

	Three Months Ended March 31,	Three Months Ended March 31,
	2018	2017
	(unaudited)

Cash and cash equivalents, beginning of period	$305.8	$422.2
Net cash used in operating activities	(44.7)	(44.6)
Net cash (used in) provided by investing activities	(6.2)	32.0
Net cash used in financing activities	(6.7)	(43.1)
Effect of exchange rate changes on cash and cash equivalents	0.7	(0.1)
Cash and cash equivalents, end of period	$248.9	$366.4

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017 (1)
(UNAUDITED)

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended March 31,
	2018	2017
Service and other revenues	$176.0	$243.5

Handset and accessory revenues	5.0	7.5
Cost of handsets and accessories	(9.1)	(8.7)
Handset and accessory net subsidy	(4.1)	(1.2)
Cost of service (exclusive of depreciation and amortization)	(88.9)	(102.7)
Selling, general and administrative	(86.6)	(127.2)
Adjusted operating (loss) income before depreciation and amortization	$(3.6)	$12.4

Subscriber units
iDEN	230.4	686.3
WCDMA	3,023.8	2,874.6
Total subscriber units in commercial service (as of March 31)	3,254.2	3,560.9

iDEN net subscriber losses	(84.4)	(115.4)
WCDMA net subscriber additions	92.9	38.4
Total net subscriber additions (losses)	8.5	(77.0)

Migrations from iDEN to WCDMA	34.8	21.0

iDEN subscriber churn	9.67%	5.52%
WCDMA subscriber churn	2.37%	3.23%
Churn (%)	3.02%	3.71%

ARPU (1)	$17	$21

CPGA (1)	$77	$84

CCPU (1)	$16	$19

(1) For information regarding ARPU, CPGA and CCPU, see “Non-GAAP Reconciliations for the Three Months Ended March 31, 2018 and 2017” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017
(UNAUDITED)

Consolidated OIBDA and Consolidated Adjusted OIBDA

Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated adjusted operating income before depreciation and amortization, or adjusted OIBDA, represents consolidated operating income before depreciation expense, amortization expense, material asset impairments, severance costs associated with publicly announced restructuring plans and other material non-recurring or unusual charges. Consolidated OIBDA and consolidated adjusted OIBDA are not measurements under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA and consolidated adjusted OIBDA measures of other companies and should be considered in addition to, but not as substitutes for, the information contained in our statements of operations. We believe that consolidated OIBDA and consolidated adjusted OIBDA provide useful information to investors because they are indicators of our operating performance, especially in a capital intensive industry such as ours, since they exclude items that are not directly attributable to ongoing business operations. Consolidated OIBDA and consolidated adjusted OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):

NII Holdings, Inc.

	Three Months Ended March 31,
	2018	2017
Consolidated operating loss	$(14.5)	$(79.8)
Consolidated depreciation	4.8	8.9
Consolidated amortization	3.6	4.1
Consolidated operating loss before depreciation and amortization	(6.1)	(66.8)
Asset impairment charges	0.7	68.3
Restructuring (benefits) charges	(2.5)	3.6
Consolidated adjusted operating (loss) income before depreciation and amortization	$(7.9)	$5.1

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per subscriber unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of subscriber units in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, handset maintenance, cancellation fees, analog and other. ARPU can be calculated as follows (in millions, except ARPU):

Nextel Brazil

	Three Months Ended March 31,
	2018	2017
	US$
Service and other revenues	$176.0	$243.5
Less: other revenues	(6.5)	(20.4)
Total subscriber revenues	$169.5	$223.1

ARPU calculated with subscriber revenues	$17	$21

ARPU calculated with service and other revenues	$18	$22

Nextel Brazil

	Three Months Ended March 31,
	2018	2017
	BRL R$
Service and other revenues	$570.4	$765.2
Less: other revenues	(20.6)	(64.2)
Total subscriber revenues	$549.8	$701.0

ARPU calculated with subscriber revenues	$56	$65

ARPU calculated with service and other revenues	$59	$71

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated as follows (in millions, except CPGA):

Nextel Brazil

	Three Months Ended March 31,
	2018	2017
	US$
Handset and accessory revenues	$5.0	$7.5
Less: uninsured handset replacement revenues	—	—
Handset and accessory revenues, net	5.0	7.5
Less: cost of handsets and accessories	9.1	8.7
Handset subsidy costs	4.1	1.2
Selling and marketing *	21.2	27.2
Costs per statement of operations	25.3	28.4
Less: costs unrelated to initial customer acquisition	(1.9)	(1.2)
Customer acquisition costs	$23.4	$27.2

Cost per Gross Add	$77	$84

Nextel Brazil

	Three Months Ended March 31,
	2018	2017
	BRL R$
Handset and accessory revenues	$16.4	$23.4
Less: uninsured handset replacement revenues	(0.2)	(0.1)
Handset and accessory revenues, net	16.2	23.3
Less: cost of handsets and accessories	29.4	27.2
Handset subsidy costs	13.2	3.9
Selling and marketing *	69.0	85.4
Costs per statement of operations	82.2	89.3
Less: costs unrelated to initial customer acquisition	(6.4)	(3.7)
Customer acquisition costs	$75.8	$85.6

Cost per Gross Add	$250	$264

* The adoption of Accounting Standards Codification, or ASC, No. 606, resulted in the capitalization of both direct and indirect commissions beginning on January 1, 2018 compared to the expensing of these types of commissions during the first quarter of 2017, which resulted in a decrease in selling and marketing expenses from the first quarter of 2017 to the first quarter of 2018.

Cash Cost per Handset/User
Cash cost per handset/unit, or CCPU, represents the sum of cost of service, general and administrative expenses and customer retention and other costs divided by average handsets in service during the period and divided by the number of months in the period. CCPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to CCPU measures of other companies and should not be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe CCPU is a measure of the recurring costs we incur on a monthly basis to provide service to our subscribers. The CCPU calculation excludes material asset impairments, severance costs associated with publicly announced restructuring plans and other material non-recurring or unusual charges and is calculated as follows (in thousands, except CCPU):

Nextel Brazil

	Three Months Ended March 31,
	2018	2017
	US$
Total selling, general and administrative expenses	$86.6	$127.2
Less: selling and marketing expenses *	(21.2)	(27.2)
General and administrative expenses	65.4	100.0
Cost of service	88.9	102.7
Customer retention costs and other	1.9	1.2
Total	$156.2	$203.9

Cash Cost per User	$16	$19

Nextel Brazil

	Three Months Ended March 31,
	2018	2017
	BRL R$
Total selling, general and administrative expenses	$281.0	$399.6
Less: selling and marketing expenses *	(69.0)	(85.4)
General and administrative expenses	212.0	314.2
Cost of service	288.4	322.7
Customer retention costs and other	6.4	3.7
Total	$506.8	$640.6

Cash Cost per User	$52	$59

* The adoption of Accounting Standards Codification, or ASC, No. 606, resulted in the capitalization of both direct and indirect commissions beginning on January 1, 2018 compared to the expensing of these types of commissions during the first quarter of 2017, which resulted in a decrease in selling and marketing expenses from the first quarter of 2017 to the first quarter of 2018.

Impact of Foreign Currency Fluctuations
The following table shows the impact of changes in foreign currency exchange rates on certain financial measures for the three months ended March 31, 2017 compared to the same period in 2018 by (i) adjusting the relevant measures for the three months ended March 31, 2017 to levels that would have resulted if the average foreign currency exchange rates for the three months ended March 31, 2017 were the same as the average foreign currency exchange rates that were in effect for the three months ended March 31, 2018; and (ii) comparing the actual and adjusted financial measures for the three months ended March 31, 2017 to the similar financial measures for the three months ended March 31, 2018 to show the percentage change in those measures before and after taking those adjustments into account. The amounts reflected in the following table for operating income before depreciation and amortization on a consolidated basis and segment earnings for Nextel Brazil, before the adjustments for changes in foreign currency exchange rates, are based on the calculations contained elsewhere in these non-GAAP reconciliations for the three months ended March 31, 2018 and 2017. The average foreign currency exchange rates for each of the relevant currencies during each of the three months ended March 31, 2018 and 2017 are included in the notes to the table below. The information reflected in the following table is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that these calculations provide useful information concerning our relative performance for the three months ended March 31, 2018 compared to the same period in 2017 by removing the impact of the significant difference in the average foreign currency exchange rates in effect for those periods.

NII Holdings, Inc.
(dollars in thousands)

	Three Months Ended March 31,
	1Q 2017 Actual	1Q 2017 Adjustment (1)	1Q 2017 Normalized (1)	1Q 2018 Actual	1Q 2017 to 1Q 2018 Actual B(W) Growth (2)	1Q 2017 to 1Q 2018 Normalized B(W) Growth (3)

Consolidated:
Operating revenues	$250,955	$(8,519)	$242,436	$181,013	(28)%	(25)%
Adjusted operating income (loss) before depreciation and amortization	5,115	(420)	4,695	(7,862)	(254)%	(267)%
Nextel Brazil:
Operating revenues	$250,925	$(8,519)	$242,406	$180,992	(28)%	(25)%
Adjusted operating income (loss) before depreciation and amortization	12,373	(420)	11,953	(3,600)	(129)%	(130)%

(1)
The "1Q 2017 Normalized" amounts reflect the impact of applying the average foreign currency exchange rates for the three months ended March 31, 2018 to the operating revenues earned in foreign currencies and to the other components of each of the actual financial measures shown above for the three months ended March 31, 2017. The amounts included under the column "1Q 2017 Normalized" reflect the amount determined by adding the "1Q 2017 Adjustment" amounts calculated as described in the preceding sentence to the "1Q 2017 Actual" amounts and reflect the impact of the year-over-year change in the average foreign currency exchange rates on each of the financial measures for the three months ended March 31, 2018. The average foreign currency exchange rates for each of the relevant currencies during the three months ended March 31, 2018 and 2017 for purposes of these calculations were as follows:

	Three Months Ended March 31,
	2018	2017
Brazilian real	3.24	3.13

(2)	The percentage amounts in these columns reflect the growth rates for each of the financial measures comparing the amounts in the "1Q 2018 Actual" columns with those in the "1Q 2017 Actual" columns.

(3)
The percentage amounts in these columns reflect the growth rates for each of the financial measures comparing the amounts in the "1Q 2018 Actual" columns with those in the "1Q 2017 Normalized" columns.